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                                                                       EXHIBIT 1

                           Stillwater Mining Company

                                 7% Convertible
                          Subordinated Notes due 2003

                         Standby Underwriting Agreement

                                                              New York, New York
                                                                   April 1, 1999

Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          Stillwater Mining Company, a Delaware corporation, (the "Company") intends to call for redemption on May 1, 1999 (the "Redemption Date") all of its 7% Convertible Subordinated Notes due 2003 (the "Notes"), at a total redemption price of $1,075 per $1,000 principal amount of Notes (which amount includes accrued interest to the date of redemption and the required redemption premium) (the "Redemption Price"). The Notes are convertible into shares of the Common Stock, $.01 par value, of the Company ("Common Stock"), at any time prior to 5:00 P.M., New York City time, on April 28, 1999.

          In order to ensure that the Company will have available sufficient funds to redeem any Notes not converted prior to or on the Redemption Date, the Company desires to make arrangements pursuant to which you (the "Underwriter") will, following the Redemption Date, purchase shares of Common Stock that would have been issuable upon the conversion of the Notes that have not been surrendered for conversion prior to 5:00 P.M., New York City time, on April 28, 1999.

          Any reference herein to the Registration Statement, a Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act or pursuant to Rule 462(d) under the Act after the Effective Date of the Registration Statement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.
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     1.   Representations and Warranties.  The Company represents and warrants
          ------------------------------
to, and agrees with, the Underwriter as set forth below in this Section 1.

          (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a Registration Statement (file number 333-58251) on Form S-3, including a related basic prospectus, for registration under the Act of the issuance by the Company of the shares of Common Stock issuable upon conversion by the Underwriter of Notes and the sale by the Underwriter of any shares of Common Stock that may be acquired by them hereunder. The Company may have filed one or more amendments or supplements thereto, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such Registration Statement, a final prospectus supplement relating to the Securities (as defined in Section 2(b) hereof) in accordance with Rules 430A and 424(b), or (2) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such Registration Statement, as amended at the Effective Date, all information other than Rule 430A information required by the Act and the rules thereunder to be included in such Registration Statement and the Final Prospectus; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto). As filed, such amendment and form of final prospectus supplements shall contain all Rule 430A information, together with all other such required information and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond those contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. For purposes of this Agreement the language "set forth in the Preliminary or Final Prospectus" shall include all information incorporated by reference into the Preliminary or Final Prospectus. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

          (b) On the Effective Date, the Registration Statement did or will, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and, on the Redemption Date and on the Closing Date (as defined herein), the Final Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Final Prospectus, if not filed pursuant to

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Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule
424(b), on the Redemption Date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished herein or in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

          (c) The Notes are convertible into 55.960 shares of Common Stock per $1,000 principal amount of Notes. At the Execution Time, there was outstanding $51,423,000 aggregate principal amount of Notes. The redemption of all the outstanding Notes has been duly authorized by the Company. Notices of Redemption (as defined below) must be mailed no later than 20 days before the Redemption Date with respect to all holders other than DTC or any nominee thereof, and no later than 30 days before the Redemption Date with respect to DTC or any nominee thereof (the "Required Mailing Dates"). By the Required Mailing Dates, all of the Notes will have been duly called for redemption in accordance with the terms of that certain Indenture dated as of April 29, 1996 between the Company and the Colorado National Bank, as trustee (the "Indenture"); and the right to convert the Notes into shares of Common Stock will, as a result of such call, expire at 5:00 P.M., New York City time, on April 28, 1999. Copies of the forms of notice of redemption and the related letters of transmittal (collectively, the "Notices of Redemption") with respect to each series of Notes have been heretofore delivered to you by the Company. The Notes have been duly and validly authorized and issued and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable in accordance with their terms except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights and by general equitable principles.

          (d) The Company has neither taken nor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the conversion of the Notes (provided that the Company does not make any representation as to any actions that may be taken by the Underwriter); and the Company has not distributed and will not distribute any prospectus or other offering material in connection with the issue and sale of the Securities (as defined herein) other than the Registration Statement or the Final Prospectus or other material permitted by the Act.

          (e) The Company has neither paid or given, nor will pay or give, directly or indirectly, any commission or other remuneration for soliciting the conversion of Notes into Common Stock and cash.

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

          (f) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect; and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (g) Since the respective dates as of which information is given in the Registration Statement and the Final Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business (a "Material Adverse Effect"), and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

          (h) This Agreement has been duly authorized, executed and delivered by the Company.

          (i) The call of the Notes for redemption, the conversion or redemption thereof, the issue and sale of the Securities, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein and compliance by the Company with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or pursuant to any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will any such action result in any violation of the provisions of the charter or by-laws of the Company, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, known to the Company having jurisdiction over the Company or any of its assets, properties or operations which would result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition that gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

          (j) The Company is not and, after giving effect to the issue and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended.

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          (k) The Company has no significant subsidiaries within the meaning of
Rule 1-02 of Regulation S-X under the Act. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of Colorado, Montana and each other jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where any failure to be so qualified would not individually or in the aggregate have a Material Adverse Effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole.

          (l) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the Common Stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriter pursuant to this Agreement, will be fully paid and nonassessable; the Securities have been duly authorized for listing, subject to official notice of issuance on the American Stock Exchange; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of Common Stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Final Prospectus and except for grants of options under the Company's stock option plans, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of Common Stock of or ownership interests in the Company are outstanding.

          (m) Except for the Rights Agreement Dated October 25, 1995 and the Registration Agreement dated April 29, 1996, no person or entity has any right, contractual or otherwise, to cause the Company or any of its affiliates to issue to such person or entity, or register for offer or sale pursuant to the Act, any securities of the Company of any of its affiliates, in connection with the transactions contemplated by this Underwriting Agreement or the Registration Statement.

          (n) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

          (o) No consent, approval, authorization, filing with or order of any court or government agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Final Prospectus.

                                       5
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          (p) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in, the due performance and observance of any term, covenant or condition of any material indenture, credit agreement, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound except such as would not have a Material Adverse Effect on the condition (financial or otherwise), earnings, business or properties of the Company.

          (q) The consolidated financial statements and schedules of the Company and its consolidated subsidiary included in the Final Prospectuses and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The operating and financial data set forth under the captions "Summary Operating and Financial Information" and "Selected Financial Information" in the Final Prospectus and Registration Statement accurately summarize the information included therein.

          (r) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and its subsidiaries or their respective properties is pending and, to the Company's knowledge, no notice of any threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company has been received that (i) could reasonably be expected to have a Material Adverse Effect on the performance by the Company of this Agreement or the consummation by the Company of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a Material Adverse Effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

          (s) Except as set forth in the Final Prospectus, each of the Company and its subsidiaries, owns, leases or has possessory rights to all such properties as are necessary to the conduct of its operations as presently conducted, and the Company, directly or indirectly through its subsidiaries, owns, leases or has possessory rights to all properties as are necessary to explore, develop and exploit the expansion at the Stillwater Mine in Nye, Montana and the East Boulder site in Sweet Grass County, Montana (as described in the Final Prospectus), subject, to the extent such properties consist of unpatented mining claims, to the paramount title of the United States of America, to the rights of third parties to have access to the surface of those claims and to explore and develop leasable minerals from within the boundaries of those claims except where the failure to own, lease or possess the rights for any property would not individually or in the aggregate have

                                       6
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a Material Adverse Effect on the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole. Nothing herein shall be deemed to be a representation or warranty by the Company that any of its unpatented claims (whether owned or leased) contain a discovery of valuable minerals.

          (t) The Company's independent technical consultants, Behre Dolbear & Company, who have reviewed the proven and probable ore reserves located at Stillwater in Nye, Montana and East Boulder, Sweet Grass County, Montana as of December 31, 1997 and 1998 set forth in and incorporated by reference in the Final Prospectus are experts (as such term is used in Section 11(b)(3) of the Act) in the field of mining engineering and have consented to being named in the Registration Statement.

          (u) The information set forth and incorporated by reference in the Registration Statement and the Final Prospectus relating to the proven and probable ore reserves located at the Stillwater Mine in Nye, Montana and East Boulder, Sweet Grass County, Montana as of December 31, 1997 and 1998 has been prepared materially in accordance with methods generally applied in the mining industry and such proven and such probable ore reserves information conforms as to form in all material respects to the rules and regulations of the Commission.

     2.   Purchase and Conversion of Notes.  Subject to the terms and conditions
          --------------------------------
and in reliance upon the representations and warranties herein set forth:

          (a) The Underwriter agrees to surrender for conversion into Common Stock prior to 5:00 P.M., New York City time, prior to or on April 28, 1999, all Notes purchased by the Underwriter pursuant to Section 4 hereof or otherwise acquired by such Underwriter. The shares of Common Stock issued to the Underwriter upon the conversion of Notes are referred to as the "Conversion Securities."

          (b) If any Notes have not been surrendered for conversion prior to 5:00 P.M., New York City time, on April 28, 1999, at the option of the Company, exercisable by giving notice in writing to the Underwriter not later than 8:00 P.M., New York City time, on April 28, 1999, the Company shall sell to the Underwriter, and the Underwriter shall purchase from the Company, at a purchase price of $18.59 per share, such number of shares of Common Stock as shall be specified in such notice (but, in each case, not in excess of such number of shares of Common Stock as would have been issuable upon the conversion of all Notes not surrendered for conversion). The shares of Common Stock to be purchased pursuant to this Section 2(b) are referred to as the "Purchased Securities" and, together with the Conversion Securities, the "Securities."

          (c) It is understood that the Underwriter intends to resell the Securities from time to time at prices prevailing in the open market. On or prior to May 13, 1999 (the fifteenth day after April 28, 1999), the Underwriter shall remit to the Company 50% of the excess, if any, of (i) the

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aggregate proceeds received by such Underwriter from the sale of Purchased
Securities (net of transfer taxes, if any, and customary and reasonable selling commissions and other selling expenses) over (ii) an amount equal to the average cost to the Underwriter of purchasing the Purchased Securities pursuant to paragraph (b) above multiplied by the number of Purchased Securities. Upon completion of the sale of the Purchased Securities, the Underwriter shall furnish to the Company a statement setting forth the aggregate proceeds received on the sale thereof and the applicable transfer taxes, if any, and the customary and reasonable selling commissions and other selling expenses. For purposes of the foregoing determination, any Purchased Securities not sold by or for the account of the Underwriter prior to the close of business on the tenth day after the Redemption Date shall be deemed to have been sold on such tenth day for an amount equal to the last reported sale price of the Common Stock on such day. Nothing contained herein shall limit the right of the Underwriter, in its discretion, to determine the price or prices at which, or the time or times when, any Securities shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account.

          Delivery of and payment for the Purchased Securities shall be made at 10:00 A.M., New York City time, on May 3, 1999, which date and time may be postponed by agreement between the Underwriter and the Company (such date and time of delivery and payment for the Purchased Securities being herein called the "Closing Date"). Delivery of the Purchased Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Purchased Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct. The closing of the purchase and sale of the Purchased Securities shall be made at the office of Davis, Graham & Stubbs, 370 Seventeenth Street, Suite 4700, Denver, Colorado 80206.

     3.   Compensation.  As compensation for the commitment of the Underwriter
          ------------
hereunder, the Company will pay to the Underwriter an amount equal to the sum of $308,538 plus (i) an additional $0.65 per share if the Underwriter purchases pursuant to Section 2(b) hereof more than 143,881 shares and less than 719,405 shares of Common Stock or (ii) an additional $0.84 per share if the Underwriter purchases pursuant to Section 2(b) hereof at least 719,405 shares of Common Stock.

          Such compensation shall be paid to the Underwriter by wire transfer payable in same-day funds to an account specified by the Underwriter, on (A) if the Underwriter is required to purchase any Purchased Securities, the Closing Date, or (B) otherwise, as soon as practicable after the Closing Date (but in no event later than two Business Days thereafter).

     4.   Additional Purchases.  The Underwriter may purchase Notes, in the open
          --------------------
market or otherwise, in such amounts and at such prices as the Underwriter may deem advisable. All Notes so purchased will be converted by the Underwriter into Common Stock in accordance with Section 2(a) hereof. The Common Stock acquired by the Underwriter upon conversion of any Notes acquired pursuant to this Section 4 may be sold at any time or from time to time by the Underwriter. It is understood that, for the purpose of stabilizing the price of the Common Stock or otherwise, the Underwriter may (but will not be obligated to) make purchases and sales of Common Stock, in the open market or otherwise, for long or short account, on such terms as they may deem advisable and they may over allot in arranging sales.

     5.   Agreements.  The Company agrees with the Underwriter that:
          ----------

          (a) The Company will use its best efforts to cause any amendment to the Registration Statement, if not effective at the Execution Time, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object in writing; provided, however, that the preceding clause shall not apply to the filing of any document required to be filed by the Company under the Exchange Act that upon filing is deemed to be incorporated by reference in the Registration Statement, except that the Company shall, to the extent practicable, furnish you a copy of any such document a reasonable time prior to filing. Subject to the foregoing sentence, if the filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Company will promptly advise the Underwriter (1) when any amendments to the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (1) notify the Underwriter of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Underwriter an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Underwriter and counsel for the Underwriter, without charge, five signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus, by the Underwriter or a dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Underwriter may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the transactions contemplated hereby. The Company will pay all transfer taxes as may be imposed on the Underwriter in connection with their purchase of Notes pursuant hereto.

          (e) The Company will use its best efforts to qualify the Securities for sale under the laws of such jurisdictions as the Underwriter may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to execute a general consent to service of process in any state or to otherwise subject itself to taxation (other than stock transfer taxes) in connection with any such qualification.

          (f) The Company will mail or cause to be mailed the Notices of Redemption by first class mail to the registered holders of the Notes as of the close of business on the Required Mailing Dates, which mailing will conform to the requirements of the Indenture. The Company will not withdraw or revoke the Notices of Redemption or attempt to do so.

          (g) The Company will advise the Underwriter daily of the amount of Notes surrendered in the previous day for redemption or for conversion.

          (h) The Company will not take any action the effect of which would be to require an adjustment in the conversion price of the Notes.

          (i) The Company will not, prior to the Redemption Date (and, if the aggregate number of the Securities purchased pursuant to Section 3 hereof exceeds 431,642 shares, for an additional period of 90 days following the Redemption Date), without the prior written consent of Salomon Smith Barney Inc., offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company) directly or indirectly, or announce the offering of, any other shares of Common Stock (other than the Securities) or any securities convertible into, or exchangeable for, shares of Common Stock (other than any such sale or disposition relating to the grant of options to purchase shares of Common Stock under the Company's existing Stock Option Plans or the exercise of options granted under the Company's existing stock option plans); provided, however, that the provisions of this paragraph shall not prevent the conversion or exchange pursuant to their terms of any securities of the Company, including the Notes, outstanding at the Execution Time into or for other shares of Common Stock or any other securities convertible into, or exchangeable for, shares of Common Stock.

     6.   Conditions to the Obligations of the Underwriter.  The obligations of
          ------------------------------------------------
the Underwriter to convert Notes and to purchase any Purchased Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Effective Date occurring after the Execution Time, the Redemption Date and, as to the purchase of the Purchased Securities, the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

          (a) If filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

          (b) On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Underwriter the opinion of Davis, Graham & Stubbs, L.L.P., counsel for the Company, dated the date of this Agreement and the Closing Date, respectively, to the effect that:

          (i) the Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware; the Company has corporate power and authority to conduct its business as described in the Prospectus; the Company is duly qualified to do business and is, if applicable, in good standing in each jurisdiction in which it owns or leases a material amount of real property;

          (ii) the Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common

     Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the outstanding Notes have been duly and validly authorized and issued and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable in accordance with their terms except as enforcement thereof may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights and by general equitable principles; assuming the mailing of the Notices of Redemption in accordance with Section 1(c) and 5(f) hereof and any further assumptions agreed upon by the parties, all the Notes will have been duly called for redemption at the respective dates of mailing such Notices of Redemption and the right to convert the Notes into shares of Common Stock will expire at 5:00 P.M., New York City time, on April 28, 1999; the shares of Common Stock issuable upon conversion of the Notes have been duly and validly authorized and, when issued and delivered upon conversion of any Notes pursuant to this Agreement, will be fully paid and nonassessable; the Purchased Securities have been duly and validly authorized and, when issued and delivered to and paid for by the Underwriter pursuant to this Agreement, will be fully paid and nonassessable; the Conversion Securities (and, for the opinion to be delivered on the Closing Date only, the Purchased Securities) are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the American Stock Exchange; the certificates for the Securities are in valid and sufficient for in; the holders of outstanding shares of capital stock of the Company are not entitled to statutory preemptive rights to subscribe for the Securities or the shares of Common Stock issuable upon conversion of the Notes; and, except as set forth in the Final Prospectus, to our knowledge there are no options, warrants or other rights to purchase or agreements to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company, are outstanding;

          (iii) this Agreement has been duly authorized, executed and delivered by the Company;

          (iv) the call of the Notes for redemption, the conversion or redemption thereof, the issue and sale of the Securities, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated herein and compliance by the Company with its obligations hereunder will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument known to such counsel to which the Company or any subsidiary is a party or by which it is bound or to which any of the property of the Company or any subsidiary is subject, the Company's or any subsidiary's Articles of Incorporation, as amended to date, or by-laws, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any subsidiary or any of their respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement, except such as have been obtained under the Act and such as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Underwriter; provided that no opinion is called for with respect to any such consent, approval, authorization or order required to be obtained under the Act and the applicable rules and regulations of the Commission thereunder that have been obtained or as may be required under state securities laws or Blue Sky Laws of the various states; and

          (v) to the knowledge of such counsel, there is no pending action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described, incorporated by reference or filed as required;

          (vi) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final Prospectus (other than the financial statements and other financial and reserve information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and the documents from which information is incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Act and of the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder (other than the financial statements and other financial data therein, as to which such counsel need express no opinion).

          Such counsel may disclaim responsibility for, and state that they have not independently verified, the accuracy, completeness or fairness of the financial statements, the notes thereto, and the other financial and reserve and operating data included or incorporated by reference in the Registration Statement and Final Prospectus, and have not examined the accounting, financial, reserve or operating records from which such financial statements, notes and data were derived. Such counsel may note that, while certain portions of the Registration Statement and Final Prospectus (including financial statements, the notes thereto, and other financial and reserve information) have been included on the authority of "experts" (as defined in the
Act), such counsel are not such experts with respect to any portion of the Registration Statement and Final Prospectus, including, without limitation, such financial statements, the notes thereto, or other financial or reserve and operating data included or incorporated by reference therein. Subject to the foregoing, such counsel shall state that such counsel has participated in conferences with the officers and other representatives of the Company, representatives of the independent accountants for the Company, representatives of the experts referred to above, and the Underwriter and its counsel, at which the contents of the Registration Statement and Final Prospectus and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in Registration Statement and the Final Prospectus and have not made any independent check or verification thereof, during the course of such participation (relying as to factual matters as to materiality to a large extent upon the statements of officers and other representatives of the Company), no facts came to such counsel's attention that caused such counsel to believe that on the Effective Date or at the Execution Time the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as of its date and on the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading (except that such statements by such counsel shall not be deemed to include any statement with respect to any financial information or other financial or reserve or operating data).

          In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Delaware or Colorado or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriter and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date. The opinion of such counsel shall be rendered to the Underwriter at the request of the Company and shall so state therein.

          (c) The Company shall have furnished to the Underwriter the opinion of Gough, Shanahan, Johnson & Waterman, special regulatory counsel for the Company, dated the Closing Date, to the effect that:

          (i) to the best knowledge of such counsel, except where the lack of possession would not have a Material Adverse Effect on the financial condition of the Company, the Company has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses and permits of and from all public, regulatory or governmental agencies and bodies to own, lease and operate its properties and conduct its business as now being conducted and as described in the Final Prospectus; and

          (ii) the descriptions in the Final Prospectus of statutes and regulations described therein are accurate in all material respects and fairly present the information required to be shown.

          (d) On the date of this Agreement and on the Closing Date, the Underwriter shall have received from Winston & Strawn, counsel for the Underwriter, such opinion or opinions, dated the date of this Agreement and the Closing Date, respectively, and addressed to the Underwriter, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplements thereto) and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. The opinion or opinions of such counsel shall be rendered to the Underwriter at the request of the Company and shall so state therein.

          (e) On the date of this Agreement, on each Effective Date occurring after the Execution Time and on the Closing Date, the Company shall have furnished to the Underwriter a certificate of the Company, signed by the Chief Executive Officer or the Vice President and the principal financial or accounting officer of the Company, dated the date of delivery, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and:

          (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the date of such certificate as if made on the date of such certificate and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

          (f) At the Execution Time, on each Effective Date occurring after the Execution Time on which financial information is included or incorporated in the Registration Statement or the Prospectus and on the Closing Date, PricewaterhouseCoopers, L.L.P. shall have furnished to the Underwriter a letter, dated respectively as of the Execution Time, each such Effective Date and as of the Closing Date, in form and substance satisfactory to the Underwriter, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriter with respect to the financial statements and certain financial information contained in or incorporated by reference in the Registration Statement and Prospectus.

          References to the Final Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

          (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

          (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

          (i) The Securities shall have been approved for listing on the American Stock Exchange, subject to official notice of issuance, and satisfactory evidence of such action shall have been provided to the Underwriter.

          (j) The Company shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Davis, Graham & Stubbs LLP, counsel for the Company, at 370 Seventeenth Street, Suite 4700, Denver, Colorado, 80206 on the Closing Date.

     7.   Reimbursement of Underwriter's Expense.  If the sale of the Securities
          --------------------------------------
provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 6 hereof is not satisfied other than by reason of a breach by the Underwriter, because of any termination pursuant to
Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Underwriter, the Company will reimburse the Underwriter on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by the Underwriter in connection with the proposed purchase and sale of the Securities.

     8.   Indemnification and Contribution.
          --------------------------------

          (a) The Company agrees to indemnify and hold harmless the Underwriter, and each person who controls the Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein, a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Underwriter specifically for inclusion therein; provided, further, that the foregoing indemnity with respect to any untrue statement contained in or omission from the Basic Prospectus or Preliminary Final Prospectus shall not inure to the benefit of the Underwriter (or any of the directors, officers, employees and agents of the Underwriter or any person controlling the Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Basic Prospectus or Preliminary Final Prospectus was corrected in the Final Prospectus (or the Final Prospectus as so amended or supplemented if the Company shall have furnished any amendments or supplements thereto), and it is finally judicially determined that such delivery was required to be made under the Act and was not so made. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each person who controls the Company within the meaning of either the Act or the Exchange Act, and each other officer, employee and agent of the Company, to the same extent as the foregoing indemnity from the Company to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Company by the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Underwriter may otherwise have. The Company acknowledges that the language in the paragraphs under "Standby Arrangements" related to (i) over-allotment, stabilization and covering transactions and (ii) the services the Underwriter has provided to the Company, constitute the only information furnished in writing by the Underwriter for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one firm to act as separate counsel (plus one local counsel in each applicable jurisdiction) in connection with any proceeding or related proceedings in the same jurisdiction) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriter on the other from the offering of the Securities; provided, however, that in no case shall the Underwriter be responsible for any amount in excess of the fees payable by the Company to the Underwriter pursuant to Section 3 hereof. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (i) the aggregate Redemption Price for the Notes converted by the Underwriter pursuant to Section 2(a) hereof and (ii) the amount paid by the Underwriter to the Company pursuant to Section 2(b) hereof (less the total fees payable by the Company to the Underwriter pursuant to Section 3 hereof), and benefits received by the Underwriter shall be deemed to be equal to the total fees payable by the Company to the Underwriter pursuant to Section 3 hereof. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Promptly after receipt by a party entitled to contribution under this Section 8 of notice of the commencement of any action, such party will, if a claim for contribution in respect thereof is to be made against another party or parties under this paragraph (d), notify such party or parties in writing of the commencement thereof, but the failure so to notify such party or parties (i) will not relieve such party or parties from liability under this paragraph (d) unless and to the extent it or they did not otherwise learn of such action and such failure results in the forfeiture by such party or parties of substantial rights and defenses and (ii) will not, in any event, relieve such party or parties from any obligations to any party entitled to contribution other than the contribution obligation provided in this paragraph (d). Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement, each director of the Company and each other officer, employee or agent of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph
(d).

     9.   Soliciting Conversions.  The Underwriter may assist the Company in
          ----------------------
soliciting conversion of the Notes by the holders thereof but shall not be entitled to compensation by the Company for any such assistance.

     10.  Termination.  This Agreement shall be subject to termination in the
          -----------
absolute discretion of the Underwriter, by notice given to the Company at any time prior to the Closing Date, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the American Exchange, trading in the Notes shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriter, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

     11.  Representations and Indemnities to Survive.  The respective
          ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive the conversion of any Notes and the delivery of and payment for any Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

     12.  Notices.  All communications hereunder will be in writing and
          -------
effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to the Salomon Smith Barney Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney, at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to James A. Sabala (fax no.: (303) 352-2095) and confirmed at Davis, Graham & Stubbs, 370 Seventeenth Street, Suite 4700, Denver, Colorado 80206, attention Paul Hilton.

     13.  Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

     14.  Applicable Law.  This Agreement will be governed by and construed in
          --------------
accordance with the laws of the State of New York.

     15.  Counterparts.  This Agreement may be signed in one or more
          ------------
counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

     16.  Headings.  The section headings used herein are for convenience only
          --------
and shall not affect the construction hereof.

     17.  Definitions.  The terms which follow, when used in this Agreement,
          -----------
shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

          "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

          "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

          "Rule 415" and "Rule 424" refer to such rules under the Act.

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

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriter.



                                 Very truly yours,

                                 Stillwater Mining Company



                                 By:    /s/ James A. Sabala
                                    __________________________________________
                                    Name:   James A. Sabala
                                         _____________________________________
                                    Title:  Vice President and Chief Financial
                                            Officer
                                         _____________________________________



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


Salomon Smith Barney Inc.



By:    /s/ R. Stribling Koster
   ____________________________________
   Name:   R. Stribling Koster
        _______________________________
   Title:  Managing Director and
           Co-Head of Metals and Mining
         ______________________________

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